UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 30, 2005

EMMIS COMMUNICATIONS CORPORATION (Exact name of registrant as specified in its charter)	EMMIS OPERATING COMPANY (Exact name of registrant as specified in its charter)

INDIANA (State of incorporation or organization)	INDIANA (State of incorporation or organization)

0-23264 (Commission file number)	333-62172-13 (Commission file number)

35-1542018 (I.R.S. Employer Identification No.)	35-2141064 (I.R.S. Employer Identification No.)

ONE EMMIS PLAZA 40 MONUMENT CIRCLE SUITE 700 INDIANAPOLIS, INDIANA 46204 (Address of principal executive offices)	ONE EMMIS PLAZA 40 MONUMENT CIRCLE SUITE 700 INDIANAPOLIS, INDIANA 46204 (Address of principal executive offices)

(317) 266-0100 (Registrant’s Telephone Number, Including Area Code)	(317) 266-0100 (Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.      Completion of Acquisition or Disposition
On August 22, 2005, Emmis Communications Corporation (the “Company”) announced agreements to sell nine of its television stations in three transactions. As described below, these transactions closed.
On November 30, 2005, Gray Television (NYSE: GTN; GTN.A) completed its purchase of WSAZ-TV (Ch. 3, NBC affiliate) in Huntington/Charleston, W.Va. for $186.
On November 30, 2005, LIN TV Corp (NYSE: TVL) completed its purchase of WALA-TV (Ch. 10, Fox affiliate) in Mobile, Ala./Pensacola, Fla.; WTHI-TV (Ch. 10, CBS affiliate) in Terre Haute, Ind.; WLUK-TV (Ch. 11, Fox affiliate) in Green Bay, Wis.; and KRQE-TV (Ch. 13, CBS affiliate) in Albuquerque, New Mexico, plus regional satellite stations. The same day, Lin also acquired certain assets of WBPG-TV (Ch. 55, WB affiliate) in Mobile, Ala./Pensacola, Fla. and began operating the station under a Local Programming and Marketing Agreement. The sale price for the five stations is $260 million.
On December 5, Journal Communications, Inc. (NYSE: JRN) completed its purchase of WFTX-TV (Ch. 4, Fox affiliate) in Fort Myers, Fla. and KGUN-TV (Ch. 9, ABC affiliate) in Tucson, Ariz. The same day, Journal also acquired certain assets of KMTV-TV (Ch. 3, CBS affiliate) in Omaha, Neb. and began operating KMTV under a Local Programming and Marketing Agreement. The sale price for the three stations is $235 million.
Signatures.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: December 5, 2005	By:	/s/ J. Scott Enright
J. Scott Enright, Vice President,
Associate General Counsel and Secretary

EMMIS OPERATING COMPANY
Date: December 5, 2005	By:	/s/ J. Scott Enright
J. Scott Enright, Vice President,
Associate General Counsel and Secretary

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